Exhibit 11






                             STOCKHOLDERS' AGREEMENT


         THIS STOCKHOLDERS' AGREEMENT dated as of May 17, 1996, is among:

         P.D. HOLDINGS, INC., a Delaware corporation (the "Company");

         ARNOLD LEE of Seekonk, Massachusetts ("Lee");

         WARREN STANLEY of Madiera Beach, Florida ("Stanley"); and

         SECURITY  CAPITAL  CORPORATION,   a  Delaware  corporation   ("Security
Capital").

                                    RECITALS

         Possible Dreams, Ltd., a Delaware corporation and wholly-owned subsidiary of the Company (the "Subsidiary"), Lee, Stanley, Leonard Miller ("Miller"), the Samuel C. Miller Trust u/d/t 8/5/85, Possible Dreams, Ltd., a Massachusetts corporation ("PDL") and Columbia National Corporation, a Massachusetts corporation ("Columbia", and together with PDL, collectively the "Sellers") entered into an Asset Purchase Agreement dated as of May 17, 1996 (as amended and in effect from time to time, the "Purchase Agreement") pursuant to which the Subsidiary agreed to purchase and assume from Sellers, and Sellers agreed to sell and assign to the Subsidiary, substantially all of the assets and certain of the liabilities of Sellers.

         The parties hereto believe it is in the best interests of each of them to enter into this Agreement to set forth their understanding with respect to future dispositions of shares of the Company's capital stock and other matters affecting the Company, all as more particularly set forth herein.

         NOW THEREFORE, the parties to this Agreement hereby agree as follows:

         Sec. 1.  DEFINITIONS.

         (a) For all purposes of this Agreement, the following terms shall have the meanings set forth below (capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement for each such term):

         Appraiser. Appraiser shall mean an investment banking firm, a "Big-Six" accounting firm, or other similarly qualified Person of recognized regional standing who conducts appraisals for any of the purposes set forth in this Agreement, which Person shall be an independent, disinterested third party and shall be knowledgeable in the business of valuing companies, including companies engaged in the industry in which the Company then competes.

         Capital Partners. Capital Partners shall mean Capital Partners Holdings II-A, L.P. and Capital Partners Holdings II-B, L.P., each a Delaware limited partnership, and any affiliates thereof.

         Cause. Cause shall mean, with respect to any Management Stockholder, any of the following: (i) any conviction of, or a plea of guilty or no contest to, any charge of embezzlement, theft or fraudulent act, or any felony which the Board of Directors of the Subsidiary, acting in good faith, determine has had or would reasonably be expected to have a material adverse effect upon the business, operations, financial condition or prospects of the Subsidiary; (ii) any breach by such Management Stockholder of obligations regarding non-competition or confidentiality set forth in any written agreement between the Subsidiary and such Management Stockholder; (iii) willful misconduct or gross negligence by such Management Stockholder in the course of performing any term or condition of his employment agreement with the Subsidiary or, in the absence of such an agreement, as the Board of Directors of the Subsidiary, acting in good faith, have reasonably required of such Management Stockholder if and so long as such requirement was reasonably consistent with his past duties; (iv) material failure by such Management Stockholder in the performance of any other term or condition of his employment agreement with the Subsidiary or, in the absence of such an agreement, as the Board of Directors of the Subsidiary, acting in good faith, have reasonably required of such Management Stockholder if and so long as such requirement was reasonably consistent with his past duties (and, in the case of either clause (iii) or (iv) above, which the Board of Directors of the Subsidiary, acting in good faith, determine has had or would reasonably be expected to have a material adverse effect upon the business, operations, financial condition or prospects of the Subsidiary and for which a cure has not been commenced and diligently pursued within 10 days of notice to such Management Stockholder from the Board of Directors of the Subsidiary).

         Common Stock. Common Stock shall mean the shares of the Company's Class A and Class B common stock, $.01 par value per share. Shares of Common Stock will continue to be Common Stock subject to the terms of this Agreement following any Transfer to a subsequent holder thereof (provided that such Transfer to a subsequent holder is permitted by this Agreement) and, except as otherwise expressly provided herein, each such subsequent holder will succeed to the rights and obligations of a holder of Common Stock hereunder, provided that shares of Common Stock will cease to be shares of Common Stock subject to the terms of this Agreement when Transferred (i) pursuant to a Public Sale or (ii) to the Company pursuant to the terms hereof.

         Disability; Disabled. Disability or Disabled shall mean a mental or physical condition which in the reasonable opinion of the Board of Directors of the Subsidiary renders a Management Stockholder unable or incompetent to properly carry out his duties and responsibilities contemplated under any employment agreement between the Subsidiary and such Management Stockholder or, in the absence of such an agreement, as the Board of Directors of the Subsidiary, acting in good faith, have reasonably required of such Management Stockholder if and so long as such requirement was reasonably consistent with his past duties, which condition shall have existed for a period of 120 or more consecutive days. If the Management Stockholder should dispute the determination of the Board of Directors as to whether a Disability exists, either the Management Stockholder or the Subsidiary may require that the Management Stockholder be examined by a physician and in such case the decision of such physician shall be conclusive and binding on all parties. The examining physician shall be mutually satisfactory to the Management Stockholder and the Subsidiary, except if they are unable to agree, the Management Stockholder and the Subsidiary shall each designate a physician and the examining physician shall be a physician mutually acceptable to each of such designees.

         Employees.   Employees  shall  mean  any  employee  of  the  Subsidiary determined by the Company's Board of Directors to be eligible to participate in any stock option plan approved by the Board and adopted by the Company.

         Fair Market Value. Fair Market Value shall mean the total value of the consideration which would be received upon the sale of shares of Common Stock between a willing buyer and the holder of such shares as a willing seller with the former under no compulsion to buy and the latter under no compulsion to sell, all parties having reasonable knowledge of all relevant facts, calculated without discount for illiquidity or minority interest and without premium for control and, in the case of any sale occurring as a result of any Management Stockholder's death, without discount for the effects of his death.


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

         Good Reason. Good Reason shall mean a cessation of employment of a Management Stockholder occurring (i) as a result of the Disability of such Management Stockholder, (ii) as a result of a significant health or other material problem directly involving a member of such Management Stockholder's immediate family which the Subsidiary's Board of Directors, acting in good faith, reasonably determines will require the long-term relocation of the Management Stockholder or will materially interfere with the proper discharge of his duties and responsibilities to the Subsidiary on a long-term basis, or (iii) after the fifth anniversary of the date hereof.

         Instrument  of  Accession.   Instrument  of  Accession  shall  mean  an
Instrument of Accession in the form of Schedule 1 hereto.

         Management Stockholders. Management Stockholders shall mean, initially, Stanley (as a holder of Common Stock and a holder of Options and any Common Stock issued pursuant thereto) and Lee (as a holder of Options and any Common
Stock issued pursuant thereto) and thereafter, any other employee of the Subsidiary who is or becomes a Stockholder for purposes of this Agreement.

         Permitted Transferee. Permitted Transferee shall mean, (x) with respect to any individual Stockholder, (a) such Stockholder's executor, administrator, spouse, children or other lineal descendants, or (b) a trust established exclusively for the benefit of such Stockholder and/or such Stockholder's spouse, children or other lineal descendants, (y) with respect to any corporate Stockholder, the stockholders of such Stockholder or a liquidating trust established for the benefit of such stockholders or any other affiliate of such Stockholder, and (z) with respect to Lee only, Stanley and any Permitted Transferees of Stanley. Whenever reference is made in this Agreement to the rights and obligations of a Stockholder or group of Stockholders hereunder in respect of Common Stock or Options owned by such Stockholder or group of Stockholders, such reference shall be deemed to include all Permitted
Transferees of such Stockholder or group of Stockholders and all shares of Common Stock and Options held by such Permitted Transferees.

         Person. Person shall mean an individual, partnership, limited liability company, limited liability partnership, corporation, association, trust, joint venture, unincorporated organization, or any government, governmental department or agency or political subdivision thereof.

         Prime. Prime shall mean the interest rate designated by Nations Bank as being its prime rate of interest from time to time.

         Public Sale. Public Sale shall mean any sale of Common Stock to the public pursuant to a public offering registered under the Securities Act.

         Securities Act. Securities Act shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same may be in effect at the time.

         Stockholders. Stockholders shall mean, initially, the Management Stockholders and Security Capital and thereafter, any Person who becomes a party to this Agreement by executing an Instrument of Accession accepted by the Company in connection with the issue or transfer to or acquisition by such Person of shares of Common Stock from the Company, any Stockholder or any subsequent transferee of a Stockholder.

         Transfer. Transfer shall mean (i) the sale, assignment, transfer, exchange, gift or other disposition of shares of Common Stock or any Option, or
(ii) the pledge, mortgage, or hypothecation of any interest in shares of Common Stock or any Option, or (iii) the grant of any option or other right to acquire shares of Common Stock or any Option.


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

         Trigger Event. Trigger Event shall mean the occurrence of any of the following: (i) the sale of assets of the Subsidiary having a fair value greater than 80% of the fair value of all assets of the Subsidiary pursuant to any single sale or series of related sales (other than the sale of inventory in the ordinary course of business); (ii) the date a registration statement filed by the Subsidiary or the Company pursuant to the Securities Act with respect to such issuer's shares of common stock is declared effective by the Securities and Exchange Commission; (iii) a sale of stock or series of related sales or a merger, consolidation or similar corporate reorganization of the Subsidiary, and as a result of which the Company shall own, directly or indirectly, less than 51% of the outstanding voting securities of the Subsidiary; (iv) a sale of stock or series of related sales or a merger, consolidation or similar corporate reorganization of the Company, and as a result of which Security Capital shall own, directly or indirectly, less than 51% of the outstanding voting securities of the Company; (v) a sale of stock or series of related sales or a merger, consolidation or similar corporate reorganization of Security Capital, and as a result of which Capital Partners shall own, directly or indirectly, in the aggregate less than 50% of the number of outstanding voting securities of Security Capital owned by Capital Partners on the date hereof or (vi) Capital Partners shall cease to have the ability to elect a majority of the Board of Directors of Security Capital (either through the ownership of voting stock, by contract or otherwise).

         (b) In addition to the foregoing definitions, the following terms shall have the meanings ascribed to them in the Section set forth opposite such terms:

             Term                                           Section Defined

            "Adjustment Event"                               6.1(d)
            "Company"                                        Preamble
            "Management Call Notice"                         6.1(a)
            "Management Call Option"                         6.1(a)
            "Management Call Price"                          6.1(b)
            "Management Put Notice"                          6.2(a)
            "Management Put Option"                          6.2(a)
            "Management Put Price"                           6.2(a)
            "Notice of Proposed Transfer"                    3.1(a)
            "Offer"                                          3.1(a)
            "Offered Shares"                                 3.1(a)
            "Offeror"                                        3.1(a)
            "Options"                                        6.1(a)
            "Permitted Voluntary Termination"                6.2(a)
            "Proposed Purchaser"                             3.1(a)
            "Refusal Purchase Price"                         3.1(e)
            "Purchase Agreement"                             Recitals
            "Security Capital"                               Preamble
            "Subordinated Promissory Note"                   6.3(b)
            "Subsidiary"                                     Recitals

         Sec. 2.  RESTRICTIONS ON DISPOSITIONS OF COMMON STOCK AND OPTIONS.

         (a) Notwithstanding any other provision of this Agreement, except as expressly permitted or required by Sections 6, 7, 8, 9 or 10 hereof, no Stockholder shall Transfer any


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

shares of Common Stock, including any shares of Common Stock issued or issuable upon the exercise or conversion of options, warrants, convertible securities or other similar instruments, nor any interest therein to any Person other than a Permitted Transferee of such Stockholder, without the prior written consent of the Board of Directors of the Company, which consent shall not be unreasonably withheld.

         (b) In addition to the requirement set forth in paragraph (a) hereof, no Stockholder shall Transfer any shares of Common Stock nor any interest therein to any Person other than a Permitted Transferee of such Stockholder, except (i) pursuant to a Transfer in accordance with Section 3 hereof; or (ii) as otherwise required or permitted in this Agreement; and no transferee of any such Stockholder (including any Permitted Transferee) shall be entitled to the benefits of this Agreement unless and until such transferee has executed and delivered to the Company an Instrument of Accession and, in the case of a transferee other than a Permitted Transferee, such Instrument of Accession has been accepted by the Company.

         (c) Notwithstanding any other provision of this Agreement, except as expressly permitted or required by Sections 6, 7 or 10 hereof, no Management Stockholder shall Transfer any Options nor any interest therein to any Person other than a Permitted Transferee of such Stockholder, without the prior written consent of the Board of Directors of the Company.

         Sec. 3.  RIGHTS OF REFUSAL.

         3.1 Except as permitted by Section 2(b) hereof, no Stockholder shall Transfer any shares of Common Stock, including shares of Common Stock issued or issuable upon the exercise or conversion of options, warrants, convertible securities or other similar instruments, nor any interest therein, whether presently owned by such Stockholder or hereafter acquired by purchase from another Stockholder or by stock dividend, split up, combination, reclassification, reorganization, consolidation or merger, except in accordance with the terms of this Section 3 as follows:

         (a) In the event that any Stockholder desires to Transfer all or any portion of his shares of Common Stock or any interest therein (hereinafter sometimes referred to as the "Offeror"), he shall first deliver to the Company and to each other Stockholder, a written notice (the "Notice of Proposed Transfer") specifying the name and address of the proposed transferee (hereinafter sometimes referred to as the "Proposed Purchaser"), the identity and total number of shares of Common Stock which the Offeror then desires to Transfer (the "Offered Shares"), and all of the terms, including the price and payment terms, upon which the Offeror proposes to Transfer the Offered Shares to the Proposed Purchaser. The Notice of Proposed Transfer shall also state that the Company and/or the other Stockholders shall have the right to purchase the Offered Shares in the order specified in paragraph (b) hereof, at the price specified in paragraph (e) hereof, and on the other terms specified in the Notice of Proposed Transfer (an "Offer").

         (b) (i) During the thirty (30) day period commencing on the date of the Company's receipt of the Notice of Proposed Transfer, the Company shall have the first option to purchase all or any portion of the Offered Shares, before the same may be Transferred to any other Person. The Company must give written notice of its election to the Offeror and the other Stockholders during such 30-day period, specifying the number of shares it intends to purchase and stating that it has the ability to complete the intended purchase.

                  (ii) In the event that the Company does not elect to purchase all of the Offered Shares pursuant to clause (i) of this paragraph (b), then each other Stockholder shall have the second option to purchase, for a period of fifteen (15) days commencing on the first day immediately following the expiration of the 30-day period specified in clause (i) of this paragraph (b), before the same may be Transferred to any other Person, that proportion of the remaining Offered Shares as the number of shares of Common Stock then owned by such Stockholder bears to the total number of shares of Common Stock then held by all Stockholders electing to participate in the Offer. This second option shall be exercisable by giving written notice to the Offeror, the other Stockholders and the Company of such election within the 15-day period specified in this clause (ii), and shall include a statement to the effect that such Stockholder has the ability to complete the intended purchase. To the extent a Stockholder elects not to purchase his entire proportionate share of the remaining Offered Shares, the right to purchase any remaining Offered Shares shall be reallocated among the participating Stockholders, ratably.

         (c) If the Company and/or the other Stockholders have not given notice of their intention to purchase all of the Offered Shares pursuant to paragraph (b) hereof, neither the Company nor the other Stockholders shall be entitled to purchase any of the Offered Shares and during the period of ninety (90) days commencing on the first day immediately following the expiration of the last refusal period specified in paragraph (b), the Offeror shall have the right to Transfer all of the Offered Shares to the Proposed Purchaser at a price and on terms not more favorable to the Proposed Purchaser than those specified in the Notice of Proposed Transfer, provided that the Proposed Purchaser agrees in writing to become a party to this Agreement by executing an Instrument of Accession accepted by the Company. If for any reason the Offered Shares are not Transferred to the Proposed Purchaser within such period and at such stated price and on such stated terms, the right to Transfer in accordance with the Notice of Proposed Transfer shall expire and the provisions of this Agreement shall continue to be applicable to said shares.

         (d) Offered Shares which are Transferred to a Proposed Purchaser shall continue to be subject to the provisions of this Agreement, and the Company shall not be obligated to issue any shares of Common Stock in the name of such Proposed Purchaser unless and until he shall have become a party to this Agreement by executing an Instrument of Accession accepted by the Company.

         (e) The Company or the Stockholder purchasing the greatest percentage of the Offered Shares shall state in a written notice to the Offeror the time and date for the closing of the purchase by all electing offerees, which closing shall not be less than 30 days, nor more than 45 days, after the first day immediately following the expiration of the last refusal period specified in paragraph (b) hereof. The price to be paid to the Offeror for the Offered Shares upon the exercise of the option provided for in this Section 3.1 shall be the price at which the Offered Shares are proposed to be Transferred as set forth in the Notice of Proposed Transfer (the "Refusal Purchase Price").

         3.2 The Refusal Purchase Price shall, unless otherwise agreed in writing by the parties to such transaction, be paid on the same terms as are specified in the Notice of Proposed Transfer on the date of the closing.

         3.3 The closing of the purchase and sale of the Offered Shares shall be held at the principal place of business of the Company on the date specified in the notice described in



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


Section 3.1(e), or at such earlier time or at such other place as the Offeror and the participating Stockholders and/or Company, as the case may be, shall mutually agree upon. At the closing, the participating Stockholders or the Company, as the case may be, shall deliver the consideration required by Section 3.2, and the Offeror shall deliver certificates representing the Offered Shares together with stock powers duly endorsed for the transfer thereof.

         3.4 Whenever the Company or any Stockholder agrees to purchase shares of Common Stock of the Company pursuant to this Agreement, each Stockholder or the personal representative of any decedent Stockholder shall do all things and execute and deliver all papers as may be reasonably necessary to consummate such purchase.

         3.5 If any Transfer is made or attempted contrary to the provisions of this Agreement, the other Stockholders and the Company shall have the option to purchase the Common Stock so Transferred or attempted to be Transferred, in the order of priority set forth in this Section 3 which would have been applicable had there been compliance with this Agreement. Such option shall be exercisable within one hundred eighty (180) days after the Stockholders and the Company receive actual notice of such Transfer or attempted Transfer by giving written notice to the owner thereof or his transferees either before or after the Transfer.

         3.6  Notwithstanding  the  foregoing  provisions  of this Section 3, no
Management   Stockholder  nor  any  Permitted   Transferee  of  such  Management
Stockholder shall be entitled to participate in the purchase of the Offered Shares if such Management Stockholder's employment has been terminated by the Subsidiary for any reason, including, but not limited to, death, Disability or other termination, whether with or without Cause or Good Reason.

         Sec. 4.  BOARD OF DIRECTORS OF THE COMPANY.

         (a) From and after the date hereof, in any and all elections of directors of the Company (whether at a meeting or by written consent in lieu of a meeting), each Stockholder shall vote, or caused to be voted, all shares of Common Stock owned by such Stockholder or over which such Stockholder has voting control, so as to fix the number of directors of the Company at not less than five (5) nor more than (7), and to nominate and elect at least five (5) directors of the Company including:

                  (i) One (1) individual designated by Stanley, so long as Stanley is a Stockholder; and

                  (ii) at least four (4) individuals designated by Security Capital, so long as Security Capital is a Stockholder.

         (b) From and after the date hereof, in any and all elections of directors of the Subsidiary (whether at a meeting or by written consent in lieu of a meeting), the Company shall vote, or caused to be voted, all shares of the Subsidiary's common stock owned by the Company or over which the Company has voting control, so as to fix the number of directors of the Subsidiary at not less than five (5) nor more than (7), and to nominate and elect at least five
(5) directors of the Subsidiary, including:

                  (i) One (1) individual designated by Stanley, so long as Stanley is a Stockholder; and

                  (ii) at least four (4) individuals designated by Security Capital, so long as Security Capital is a Stockholder.



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

         (c) If any vacancy shall occur in the Board of Directors of the Company or the Subsidiary as a result of death, disability, resignation or any other removal of a director, the replacement for such vacating director shall be designated by the Person or group of Persons who, pursuant to paragraph (a) above, originally designated such vacating director. Each Person or group of Persons entitled to designate a director pursuant to this Section shall also be entitled to designate the removal of such director with or without cause and a replacement for any director so removed. Each Stockholder hereby agrees to vote or cause to be voted or cause such Stockholder's designees as directors to vote all shares of Common Stock owned by such Stockholder so as to comply with this Section.

         (d) IN THE EVENT OF ANY BREACH BY ANY STOCKHOLDER OF ITS OR HIS OBLIGATIONS UNDER THE VOTING AGREEMENT CONTAINED HEREIN, SUCH STOCKHOLDER HEREBY GRANTS TO THE NON-BREACHING STOCKHOLDERS ACTING THROUGH A MAJORITY IN INTEREST OF NON-BREACHING STOCKHOLDERS AN IRREVOCABLE PROXY, COUPLED WITH AN INTEREST, TO VOTE ALL SHARES OF COMMON STOCK OF SUCH STOCKHOLDER TO THE EXTENT NECESSARY TO CARRY OUT THE PROVISIONS OF THIS SECTION.

         (e) Each Stockholder further agrees that such Stockholder will not vote any shares of Common Stock owned by such Stockholder or over which such Stockholder has voting control, or take any action by written consent, or take any other action to circumvent the voting arrangements required by this Section.

         (f) The Company agrees that it will not issue any of the 75,000 shares of preferred stock authorized by its Certificate of Incorporation unless such issuance shall have been unanimously approved by the full Board of Directors of the Company then in office.

         Sec. 5.  PRE-EMPTIVE RIGHTS.

         5.1 Except for the issuance or sale of Common Stock (or securities convertible into or containing warrants, options or other rights to acquire shares of Common Stock) (i) pursuant to a Public Sale, (ii) to Employees pursuant to option plans approved by the Board of Directors of the Company,
(iii) to the Management Stockholders pursuant to options granted by the Company, and (iv) to an institutional lender of the Company pursuant to warrants or rights of exchange granted by the Company providing for the issuance of the Company's Common Stock, if, after the date hereof, the Company authorizes the issuance and sale of its equity securities or any securities convertible into or containing warrants, options or other rights to acquire any of its equity securities, the Company will first offer to sell to each of the Stockholders at the same price and on the same terms and other conditions as the Company proposes to sell such securities, a portion of such securities equal to the percentage determined by dividing (A) the number of shares of Common Stock held by such Stockholder, by (B) the number of issued and outstanding shares of Common Stock.

         5.2 The Stockholders must exercise their rights under this Section 5 by giving written notice to the Company of such exercise within 15 days after receipt of written notice from the Company describing in reasonable detail the securities being offered, the purchase price thereof, the payment terms and a calculation of the Stockholders' percentage allotment. Upon the expiration of the offering period described above, the Company will be free to sell such securities which the Stockholders have not elected to purchase during the 180 days following such expiration on terms and conditions not materially more favorable to the purchasers thereof than those offered to the Stockholders. The participating Stockholders shall be required to purchase any securities to which they shall have subscribed pursuant to this Section concurrently with the closing of the Company's sale of securities to the other purchasers, provided that the Company shall provide to the participating Stockholders at least ten days notice of the proposed date of such closing. Any securities offered or sold by the Company after such 180-day period must be reoffered to the Stockholders pursuant to the terms of this Section before otherwise being offered or sold.

         5.3 Notwithstanding anything contained in this Section, the Company shall not issue or sell any securities except in accordance with the provisions of the Securities Act and applicable state blue sky laws.

         5.4  Notwithstanding  the  foregoing  provisions  of this Section 5, no
Management Stockholder nor any Permitted Transferee of such Management Stockholder shall be entitled to participate in the purchase of shares issued by the Company pursuant to this Section 5 if such Management Stockholder shall have ceased to be employed by the Company for any reason, including, but not limited to, death, Disability or other termination, whether with or without Cause or Good Reason.

         Sec. 6. PUT/CALL RIGHTS IN RESPECT OF MANAGEMENT STOCKHOLDERS (OTHER THAN DEATH).

         6.1 Call. (a) In the event a Management Stockholder ceases to be employed by the Subsidiary for any reason, other than the death of such Management Stockholder, then, at any time within one year of the occurrence of any such cessation of employment, the Company may, at its sole option, purchase from such Management Stockholder and any Permitted Transferees of such
Management Stockholder, all of the Common Stock owned by such Management Stockholder and Permitted Transferees of such Management Stockholder and any rights to shares of Common Stock issuable upon exercise of options, if any, in which such Management Stockholder had a vested interest as of the date of the occurrence of such event ("Options"), and such Management Stockholder and any Permitted Transferees of such Management Stockholder shall, upon the exercise of such call option, sell all of such Common Stock and any Options to the Company, at the applicable purchase price set forth in paragraph (b) hereof (the "Management Call Option"). The Management Call Option shall be exercised by delivery of written notice to such Management Stockholder and any Permitted Transferees of such Management Stockholder within the one year period after the occurrence of such cessation of employment (a "Management Call Notice"), specifying a date not less than 60 and not more than 90 days after the date of such Management Call Notice on which date the Company will purchase the Common Stock and any Options of such Management Stockholder and any Permitted Transferees of such Management Stockholder.

         (b) If the Company elects to purchase Common Stock and any Options of a Management Stockholder and his Permitted Transferees pursuant to a Management Call Option, then

                  (w) in the case of a cessation of employment of such Management Stockholder occurring prior to the third anniversary of the date hereof for any reason, other than the death of such Management Stockholder, the purchase price per share of such Common Stock shall be equal to the original cost therefor paid by such Management Stockholder upon issuance thereof, and there shall be no consideration required to be paid for the cancellation of any Option;

                  (x) in the case of a cessation of employment of such Management Stockholder occurring on or after the third anniversary of the date hereof, by reason of the voluntary cessation by such Management Stockholder of his duties and responsibilities as an employee without Good Reason, the purchase price per share of such Common Stock shall be equal to the original cost therefor paid by such Management Stockholder upon issuance thereof, and there shall be no consideration required to be paid for the cancellation of any Option;

                  (y) in the case of a cessation of employment of such Management Stockholder occurring on or after the third anniversary of the date hereof by reason of a termination by the Subsidiary with Cause, the purchase price per share of Common Stock acquired by such Management Stockholder as of the date hereof shall be equal to the Fair Market Value thereof, the purchase price per share of any Common Stock acquired by such Management Stockholder pursuant to the Options shall be equal to the original cost therefor paid by such Management Stockholder upon issuance thereof, and there shall be no consideration required to be paid for the cancellation of any Option; and

                  (z) in the case of a cessation of employment of such Management Stockholder occurring on or after the third anniversary of the date hereof by reason of a termination by the Subsidiary without Cause or the voluntary cessation by such Management Stockholder of his duties and responsibilities as an employee for Good Reason, the purchase price per share of such Common Stock shall be equal to the Fair Market Value thereof, and the purchase price for each Option, if any, shall be equal to the Fair Market Value of each share of Common Stock issuable thereunder net of the applicable exercise price, in each case as determined as at the date of the Management Call Notice (the "Management Call Price").

         (c) At the closing of the purchase of such shares of Common Stock and any Options owned by such Management Stockholder and any Permitted Transferees of such Management Stockholder pursuant to the exercise of a Management Call Option, the Company shall pay in cash, or by certified or bank cashier's check, the maximum amount of the Management Call Price then permitted to be paid in cash by the Company's lenders, with the balance, if any, payable by delivery of a Subordinated Promissory Note described in Section 6.3(b) hereof. The Company will utilize commercially reasonable efforts (without any obligation on its part to raise additional equity or debt for such purpose) to obtain any required waivers from its lenders so as to permit payment of the Management Call Price in cash to the maximum extent possible.

         (d) In the event the Company exercises a Management Call Option and purchases Common Stock and any Options at a price based upon the Fair Market Value of shares of Common Stock and then, within twelve months of the closing thereof, (i) an initial public offering of the common stock of the Company or the Subsidiary becomes effective, (ii) there occurs a sale of assets of the Subsidiary having fair value greater than 80% of the fair value of all assets of the Subsidiary pursuant to a single sale or series of related sales (other than the sale of inventory in the ordinary course of business), (iii) there occurs a sale of stock or series of related sales or a merger, consolidation or similar corporate reorganization of the Subsidiary, and as a result of which the Company owns, directly or indirectly, less than 51% of the outstanding voting securities of the Subsidiary, or (iv) there occurs a sale of stock or series of related sales or a merger, consolidation or similar corporate reorganization of the Company, and as a result of which Security Capital owns, directly or indirectly, less than 51% of the outstanding voting securities of the Company (each of such events being referred to as an "Adjustment Event"), the Company shall pay to the Management Stockholder and any of his Permitted Transferees who shall have sold Common Stock and any Options pursuant to the Management Call Option, as additional consideration with respect to the exercise of the Management Call Option, the difference between the price per share paid as a result of the Adjustment Event (less underwriting commissions and other appropriate transaction costs and expenses) less the amount actually paid to such Management Stockholder and his Permitted Transferees with respect to the Management Call Option.

         6.2 Put. (a) In the event a Management Stockholder who is employed by the Subsidiary shall cease to be employed by reason of his voluntary retirement or resignation at any time on or after the fifth anniversary of the date hereof, then, at any time within one year after the seventh anniversary hereof, the Management Stockholder and any Permitted Transferees of such Management Stockholder may, at the sole option of such Management Stockholder and any of his Permitted Transferees, require the Company to purchase from such Management Stockholder and any Permitted Transferees of such Management Stockholder all of the Common Stock and any Options owned by such Management Stockholder and any Permitted Transferees of such Management Stockholder (the "Management Put Option"), and the Company shall, upon exercise of a Management Put Option, purchase all of such Common Stock and any Options from such Management Stockholder and any Permitted Transferees of such Management Stockholder, at the purchase price set forth in paragraph (b) hereof. The Management Put Option shall be exercised by delivery of written notice to the Company within the one year period after the seventh anniversary hereof (the "Management Put Notice"), specifying a date not less than 60 and not more than 90 days after the date of such Management Put Notice on which date the Company shall be required to purchase such shares of Common Stock and any Options owned by such Management Stockholder and any Permitted Transferees of such Management Stockholder.

         (b) If the Management Stockholder and any Permitted Transferees of such Management Stockholder elect to require the Company to purchase Common Stock and any Options of a Management Stockholder and his Permitted Transferees pursuant to a Management Put Option, the purchase price per share of such Common Stock shall be equal to the Fair Market Value thereof, and the purchase price for each Option, if any, shall be equal to the Fair Market Value of each share of Common Stock issuable thereunder net of the applicable exercise price, all as determined as at the date of the Management Put Notice (the "Management Put Price").

         (c) At the closing of the purchase of such shares of Common Stock and any Options owned by such Management Stockholder and any Permitted Transferees of such Management Stockholder pursuant to the exercise of a Management Put Option, the Company shall pay in cash, or by certified or bank cashier's check, the maximum amount of the Management Put Price then permitted to be paid in cash by the Company's lenders, with the balance, if any, payable by delivery of a Subordinated Promissory Note described in Section 6.3(b) hereof. The Company will utilize commercially reasonable efforts (without any obligation on its part to raise additional equity or debt for such purpose) to obtain any required waivers from its lenders so as to permit payment of the Management Put Price in cash to the maximum extent possible.

         6.3 (a) In the event the Fair Market Value of shares of Common Stock owned by such Management Stockholder and any Permitted Transferees of such Management Stockholder or issuable under any Options owned by such Management Stockholder shall not be agreed upon by the parties under this Section 6 within 30 days after the mailing of the Management Put or Call Notice, as applicable, then the Fair Market Value of such shares shall be determined by an Appraiser reasonably satisfactory to the parties; provided, that if the parties cannot so agree, then: (i) the Company shall designate an Appraiser; (ii) the Management Stockholder shall designate an Appraiser; (iii) the two Appraisers shall designate a third Appraiser; and (iv) the third Appraiser shall perform the appraisal. In the event the two Appraisers are unable to promptly designate the third Appraiser, the parties shall then immediately submit the issue of determining such Fair Market Value to binding arbitration before an arbitrator selected from a list of arbitrators practicing in Providence, Rhode Island with any arbitration proceedings in connection therewith to be held in Providence, Rhode Island in accordance with the rules and procedures of the American Arbitration Association applicable to commercial transactions. Any such appraisal or arbitration shall be final and binding on the parties. The cost of such appraisal or arbitration shall be borne equally by the parties to such transaction so long as the Arbitrator's final valuation is no more than 110% of the Company's proposed valuation, but shall be borne solely by the Company if the Arbitrator's final valuation is more than 110% of the Company's proposed valuation.

         (b) Any Subordinated Promissory Note issued pursuant to this Section 6 shall be a Subordinated Promissory Note of the Company which (A) shall be payable in equal annual installments, commencing one (1) year after the date of its issuance and with a final maturity date on the seventh anniversary of the date hereof (provided, however, that if the Subordinated Promissory Note is issued pursuant to the exercise of a Management Put Option, the final maturity date thereof shall be the earliest date permitted by the Company's lenders), (B) shall bear interest at a rate per annum equal to Prime plus two percent (2%), but in no event shall such annual rate exceed twelve percent (12%) per annum or be less than eight percent (8%) per annum and in each case, such interest shall be payable monthly in arrears so long as permitted by the Company's lenders; (C) shall be subordinated to the Company's indebtedness for borrowed money; (D) shall be prepayable at any time without premium or penalty; (E) shall be subject to mandatory prepayment in full without premium or penalty upon the occurrence of a Trigger Event or the earliest date permitted by the Company's lenders; and
(F) shall include restrictive covenants identical to those set forth in the promissory notes issued pursuant to the Purchase Agreement

         (c) The closing of any purchase and sale of Common Stock and any Options pursuant to this Section 6 shall be held at the principal place of business of the Company on the date specified in the Management Put or Call Notice, or 15 days after the final determination of the Management Put or Call Price, whichever date is later. At the closing, the Company shall deliver the purchase consideration against delivery by such Management Stockholder and any Permitted Transferees of such Management Stockholder of certificate(s)
representing the purchased shares of Common Stock with stock power(s) duly endorsed for the transfer thereof and appropriate instruments terminating all rights existing under any purchased Options.

         (d) Notwithstanding anything to the contrary herein, the exercise of rights to purchase or the requirement of the Company to purchase shares of Common Stock and any Options pursuant to this Section 6 shall be subject to limitations, if any, imposed upon the Company under applicable law or, subject to the Company's obligations in respect of seeking waivers from its lenders as provided in Section 6.1(c) or 6.2(c) hereof, by any agreements with the Company's lenders then in effect, including, without limitation, restrictions on the ability of the Company to pay the cash portion of any Management Put or Call Price and on the ability to pay principal or interest under the Subordinated Promissory Note during the existence of any default under such lender's agreements.

       Sec. 7.  PUT/CALL RIGHTS OF MANAGEMENT STOCKHOLDERS IN THE EVENT OF DEATH

         7.1 Put. (a) In the event of the death of a Management Stockholder, then at any time with one year of such event, the estate of such Management Stockholder and any Permitted Transferees of any such Management Stockholder may, at their option, sell to the Company, and require the Company to purchase, all of the Common Stock and any Options owned by the estate of such Management Stockholder and any Permitted Transferees of such Management Stockholder, at a price per share equal to the Fair Market Value of such share of Common Stock and at a purchase price for each Option, if any, equal to the Fair Market Value of each share of Common Stock issuable thereunder net of the applicable exercise price, all as determined as of the date of such death.

         (b) The put option of the estate of such Management Stockholder and any Permitted Transferees of such Management Stockholder pursuant to paragraph (a) above shall be exercised by delivery of written notice to the Company, within such applicable one year period, specifying a date not less than 60 and no more than 90 days after the date of such notice on which date the Company shall be required to close the required purchase of such Common Stock and any Options owned by the estate of such Management Stockholder and his Permitted Transferees.

         7.2 Call. (a) In the event of the death of a Management Stockholder, then at any time with one year of such event, the Company may, at its sole option, purchase all of the Common Stock and any Options owned by the estate of such Management Stockholder and any Permitted Transferees of such Management Stockholder, and the estate of such Management Stockholder and any Permitted Transferees of such Management Stockholder shall, upon the exercise of such call option, sell to the Company all of such Common Stock and any such Options, at a price per share equal to the Fair Market Value of such share of Common Stock and at a purchase price for each Option, if any, equal to the Fair Market Value of each share of Common Stock issuable thereunder net of the applicable exercise price, all as determined as at the date of such death.

         (b) The call option of the Company pursuant to paragraph (a) above shall be exercised by delivery of written notice to the estate of such
Management Stockholder and any Permitted Transferees of such Management Stockholder, within such applicable one year period, specifying a date not less than 60 and no more than 90 days after the date of such notice on which date the estate of such Management Stockholder and any Permitted Transferees of such Management Stockholder shall be required to sell to the Company the Common Stock and any Options owned by the estate of such Management Stockholder and his Permitted Transferees.

         (c) In the event the Company exercises a call option pursuant to paragraph (a) above and purchases Common Stock and any Options at a price based upon the Fair Market Value of shares of Common Stock and then, within twelve months of the closing thereof, an Adjustment Event occurs, the Company shall pay to the estate of such Management Stockholder and any of his Permitted Transferees who shall have sold Common Stock and any Options pursuant to such call option, as additional consideration with respect to such exercise of the call option, the difference between the price per share paid as a result of the Adjustment Event (less underwriting commissions and other appropriate transaction costs and expenses) less the amount actually paid to such Management Stockholder and his Permitted Transferees with respect to such call option.

         7.3 (a) At the closing of the purchase of shares of Common Stock and any Options owned by the estate of a Management Stockholder and his Permitted Transferees pursuant to the exercise of a put or call option under Section 7.1(a) or 7.2(a) hereof, the Company shall pay in cash, or by certified or bank cashier's check, the maximum amount of such purchase price then permitted to be paid in cash by the Company's lenders, with the balance payable by delivery of a Subordinated Promissory Note of the Company as described in Section 6.3(b) hereof. The Company will utilize commercially reasonable efforts (without any obligation on its part to raise additional equity or debt for such purpose) to obtain any required waivers from its lenders so as to permit payment of the purchase price in cash to the maximum extent possible.

         (b) In the event the Fair Market Value of shares of Common Stock owned by the estate of such Management Stockholder and his Permitted Transferees or issuable under any Options owned by the estate of such Management Stockholder shall not be agreed upon by the parties within 30 days after the mailing of the applicable put or call notice, then the Fair Market Value of such shares shall be determined in the manner specified in Section 6.3(a) hereof, with the cost of such determination borne in the manner set forth in such Section.

         (c) The closing of any purchase and sale of Common Stock and any Options pursuant to this Section 7 shall be held at the principal place of business of the Company on the date specified in the applicable put or call notice, or 15 days after the final determination of the purchase price, whichever date is later. At the closing, the Company shall deliver the purchase consideration against delivery by the estate of such Management Stockholder and his Permitted

Transferees of certificate(s) representing the purchased shares of Common Stock with stock power(s) duly endorsed for the transfer thereof and appropriate instruments terminating all rights existing under any purchased Options.

         (d) Notwithstanding anything to the contrary herein, the exercise of rights to purchase or the requirement of the Company to purchase shares of Common Stock and any Options pursuant to this Section 7 shall be subject to limitations, if any, imposed upon the Company under applicable law or, subject to the Company's obligations in respect of seeking waivers from its lenders as provided in Section 7.3(a) hereof, by any agreements with the Company's lenders then in effect, including, without limitation, restrictions on the ability of the Company to pay the cash portion of any put or call and on the ability to pay principal or interest under the Subordinated Promissory Note during the existence of any default under such lender's agreements.

         Sec. 8.  TAG ALONG RIGHTS.

         In the event that Security Capital shall propose to Transfer to any Person (other than to a Permitted Transferee), in any single transaction or series of related transactions, 20% or more of the aggregate amount of Common Stock held by Security Capital and its Permitted Transferees immediately prior to giving effect to such transaction or transactions, such Transfer shall be conditioned upon receipt by each of the other Stockholders of a binding written offer (and the proposed transferee's compliance with the terms thereof if such offer is accepted by any of the other Stockholders within 30 days of its receipt) by the proposed transferee to purchase, for the same price per share and upon the same terms and conditions as are applicable to Security Capital, a portion of each other Stockholder's Common Stock of the Company up to (at such other Stockholder's option) an amount equal to the same percentage of the other Stockholder's Common Stock in the Company as the percentage of Security Capital's Common Stock of the Company proposed to be sold or transferred (after adjustment of such percentage to account for shares of Common Stock of each other Stockholder, in each case to the extent thereof to be included in such sale pursuant to the terms of this Section 8). The closing of the sale by any participating Stockholders shall occur concurrently with the sale by Security Capital to the proposed transferee.

         Sec. 9.  DRAG ALONG RIGHTS.

         In the event that, at any time from and after the date hereof, Security Capital receives a bona fide written offer from another Person which is not a partner or an affiliate of Security Capital, or a stockholder of Security Capital, or a Permitted Transferee of Security Capital, to purchase more than 80% of the issued and outstanding Common Stock of the Company held by Security Capital, which offer Security Capital is prepared to accept, then Security Capital may, by notice in writing to the other Stockholders, require the other Stockholders to sell, and the other Stockholders shall then be required to sell to the offeror the same percentage of Common Stock owned by them as the percentage of shares being sold by Security Capital bears to all the shares of Common Stock owned by Security Capital on the same terms and conditions (including, without limitation, with respect to purchase price and terms of payment) as are offered to Security Capital and as are specified in the offeror's offer. The closing of the sale by Security Capital shall occur concurrently with the sale by the other Stockholders to the offeror.

         Sec. 10.  CHANGE OF CONTROL PUT

         10.1 (a) In the event there occurs (i) the sale of assets of the Subsidiary having fair value greater than 80% of the fair value of all assets of the Subsidiary pursuant to any single sale or series of related sales (other than the sale of inventory in the ordinary course of business); (ii) a sale of stock or series of related sales, or a merger, consolidation or similar corporate reorganization of the Subsidiary, and as a result of which the Company shall own, directly or indirectly, less than 51% of the outstanding voting securities of the Subsidiary; (iii) a sale of stock or series of related sales or a merger, consolidation or similar corporate reorganization of Security Capital, and as a result of which Capital Partners shall own, directly or indirectly, in the aggregate less than 50% of the outstanding voting securities of Security Capital owned by Capital Partners on the date hereof, or (iv) Capital Partners shall cease to have the ability to elect a majority of the Board of Directors of Security Capital (either through the ownership of voting stock, by contract or otherwise), the Company agrees to give prompt written notice of such event to the Management Stockholders, whereupon each of the Management Stockholders may, at his option exercisable at any time within 90 days of the date of such notice, require the Company to purchase all of the Common Stock and any Options owned by such Management Stockholder and any of his Permitted Transferees, and the Company shall, upon the exercise of such put option, purchase from such Management Stockholder and any of his Permitted Transferees, all of such Common Stock and any such Options, at a price per share of Common Stock equal to the Fair Market Value thereof, and at purchase price for each Option equal to the Fair Market Value of each share of Common Stock issuable thereunder net of the applicable exercise price, all as of the date of such event, in accordance with the terms of this Section 10.

         (b) The put options of the Management Stockholders pursuant to paragraph (a) above shall be exercised by delivery of written notice(s) to the Company, within such applicable 90 day period, specifying a date not less than 60 and no more than 90 days after the date of such notice on which date the Company shall purchase all of the Common Stock and any Options owned by such Management Stockholder and any of his Permitted Transferees.

         10.2 (a) At the closing of the purchase of shares of Common Stock and any Options pursuant to the exercise of a put option under Section 10.1(a) hereof, the Company shall pay the purchase price therefor in cash.

         (b) In the event the Fair Market Value of shares of Common Stock shall not be agreed upon by the applicable parties within 30 days after the mailing of the put notice, then the Fair Market Value of such Common Stock and any shares issuable under any Options shall be determined in the manner specified in
Section 6.3(a) hereof, with the cost of such determination borne in the manner set forth in such Section.

         (c) The closing of any purchase and sale of Common Stock and any Options pursuant to this Section 10 shall be held at the principal place of business of the Company on the date specified in the applicable put notice, or 15 days after the final determination of the purchase price, whichever date is later. At the closing, the Company shall deliver the purchase consideration against delivery by such Management Stockholder and any Permitted Transferees of certificate(s) representing the purchased shares of Common Stock with stock power(s) duly endorsed for the transfer thereof and appropriate instruments terminating all rights existing under any purchased Options.

         (d) Notwithstanding anything to the contrary herein, the exercise of the Company's obligations to purchase shares of Common Stock and any Options pursuant to this Section 10 shall be subject to limitations, if any, imposed upon the Company under applicable law or by any agreements with the Company's lenders then in effect. The Company will utilize commercially reasonable efforts (without any obligation on its part to raise additional equity or debt for such purpose) to obtain any required waivers from its lenders so as to permit payment of the purchase price in cash to the maximum extent possible.

         Sec. 11.  PARTIES TO THE AGREEMENT.

         (a) Every stockholder or holder of an Option of the Company shall, at the option of the Company's Board of Directors, be required to become a party to this Agreement by signing or causing to be signed on its behalf and delivering to the Company an Instrument of Accession if such Person is not already a party to this Agreement. Except as set forth herein, no Person shall become an owner of record of any shares of Common Stock of the Company through a subsequent transfer from any Stockholder unless and until the Company has received an executed Instrument of Accession signed by such Person and, in the case of a transferee other than a Permitted Transferee, such Instrument of Accession shall have been accepted by the Company. No transfer of shares of Common Stock shall be effective for any purpose unless and until recorded on the Company's record of stockholders upon surrender of the certificates representing such Common Stock, duly endorsed for transfer. Common Stock shall be issued and recorded only in the name of the beneficial owner thereof or in the name or name(s) of the trustee or nominee or trustees or nominees holding legal title thereto for such beneficial owner on a fully disclosed basis.

         (b) All certificates representing shares of Common Stock shall be endorsed with the following legend:

               "THE SALE, TRANSFER, ASSIGNMENT, PLEDGE, ENCUMBRANCE AND VOTING OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS' AGREEMENT DATED AS OF MAY 17, 1996, AMONG P.D HOLDINGS, INC. AND ITS STOCKHOLDERS. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF P.D. HOLDINGS, INC."

Each Stockholder, by signing this Agreement or causing it to be signed, represents and warrants to the Company that such Stockholder is acquiring or has acquired its or his shares of Common Stock for its or his own account for investment and not with a view to, or for resale in connection with, the distribution thereof.

         Sec. 12.  REGISTRATION RIGHTS.

         (a) If at any time or times after the date hereof the Company intends to file a Registration Statement on Form S-1, S-2 or S-3 (or other form permitting a public offering other than S-4 or S-8) with the Securities and Exchange Commission with respect to its Common Stock, the Company shall notify each Stockholder of its intention to file such a Registration Statement at least thirty (30) days prior to each such filing. Such notice shall state the number shares of Common Stock proposed to be registered thereby. If a Stockholder notifies the Company in writing within fifteen (15) days after receipt of such notice from the Company of his desire to have included in the Registration Statement any shares of Common Stock held by such Stockholder, then, subject to
Section 12(b), the Company shall include such shares in the Registration Statement. The expenses of such Registration Statement shall be borne by the Company. As used in this Section 12(a) the term "expenses" of a registration shall mean all expenses incident to the offering or the Company's performance of or compliance with this Section 12, other than underwriting discounts and commissions of the Stockholders and fees and disbursements of the Stockholders' counsel provided that the Company shall pay the reasonable fees and disbursements of a single counsel in connection with such registration, which counsel shall be selected by the Stockholders holding a majority of the shares covered by the Registration Statement.

         (b) In the event that the underwriter or lead underwriter selected by the Company notifies the Company that it is willing or able to proceed with the proposed offering only with respect to a smaller number of shares of Common Stock than the total number of shares proposed to be offered with respect to such Registration Statement by the Stockholders, the Company and any other securityholders of the Company electing to participate in such registration, then the number of shares proposed to be offered by the Stockholders and such other participating securityholders shall be reduced pro rata in accordance with the number of shares proposed to be offered by each such offeror relative to all shares proposed to be offered by all Stockholders and all such participating securityholders. Notwithstanding anything in this Section 12 to the contrary, in the event any such registration is being effected pursuant to registration rights granted by the Company which provide to the holders thereof priority in such registration, the Stockholders' rights under this Section 12 shall be subject to the priorities contemplated by such registration rights.

         (c)  In connection with any registration pursuant to this Section 12:

                  (i) Each participating Stockholder, severally, but not jointly, hereby agrees to indemnify and hold harmless the Company, each director and officer of the Company who may sign such Registration Statement and each other Person, if any, who controls the Company within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which the Company or any such officer, director or controlling Person may become subject under the Securities Act or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof), arise out of or are based upon any untrue statement of any material fact contained in such Registration Statement, or preliminary prospectus or final or summary prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, where such statement or omission is made in reliance upon and in conformity with information furnished in writing to the Company by such Stockholder, and will reimburse the Company and the officers and directors of the Company and any such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability or action to the extent ultimately determined to be an indemnifiable claim hereunder. In no event shall the liability of any Stockholder under this Section 12 (including liability under subsection
         (iv) hereof) be greater in amount than the dollar amount of the proceeds actually received by such Stockholder upon the sale of securities giving rise to such indemnification obligation.

                  (ii) The Company hereby agrees to indemnify and hold harmless each Stockholder, and each director, partner and officer of such Stockholder and each other Person, if any, who controls such Stockholder within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which such Stockholder or any such officer, partner, director or controlling Person may become subject under the Securities Act or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof), arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, or preliminary prospectus or final or summary prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that such indemnification shall not extend to any such losses, claims, damages, liabilities (or proceedings in respect thereof) or expenses which are caused (x) by any untrue statement contained in, or by any omission from, information furnished in writing to the Company by such Stockholder for use in any such registration statement or prospectus or (y) any failure by such Stockholder to deliver a prospectus or preliminary prospectus (or amendment or supplement thereto) as and when required under the Securities Act after such prospectus has been timely furnished by the Company; and will reimburse such Stockholder and the officers and directors of such Stockholder and any such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability or action to the extent ultimately determined to be an indemnifiable claim hereunder.

                  (iii) Any Person  entitled to  indemnification  hereunder will
         (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. The omission of notice of any claim for indemnification to the indemnifying party will not relieve the indemnifying party of its obligations under this Section 12(c), except to the extent prejudiced thereby.

                  (iv) If, and only if, the indemnification provided for in this
         Section 12(c) is unavailable or insufficient to hold harmless an indemnified party under Section 12(c)(i) or (ii) above in respect of any losses, claims, damages or liabilities (or action in respect thereof) referred to therein, then each indemnifying party shall contribute such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect the relative benefits and the relative fault of the Company on the one hand and such Stockholder on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as other relevant equitable considerations. The relative benefits received by a Stockholder on the one hand and the Company on the other shall be deemed to be in the same proportion as the total net proceeds received by such Stockholder bear to the total net proceeds received by the Company and the other Stockholders and securityholders participating in the offering. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Stockholder on the one hand or the Company on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, provided, however, that no Person guilty of fraudulent misrepresentations (as defined in the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentations.

         Sec. 13.  AMENDMENT AND WAIVER.

         No modification, amendment or waiver of any provision of this Agreement will be effective against the Company or any other parties hereto unless such modification, amendment or waiver is approved in writing by all the parties hereto. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

         Sec. 14.  SEVERABILITY.

         Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         Sec. 15.  ENTIRE AGREEMENT.

         Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

         Sec. 16.  SUCCESSORS AND ASSIGNS.

         This Agreement will inure to the benefit of and be enforceable by (i) the Company and its successors and assigns and (ii) the Stockholders and their respective heirs, executors, administrators and permitted assigns of each of them so long as they hold shares of Common Stock or until this Agreement is terminated.

         Sec. 17.  SECURITIES LAWS.

         (a) No holder shall Transfer shares of Common Stock which are not registered under an effective registration statement under the Securities Act, unless (i) such Transfer is effected pursuant to Rule 144 or any comparable rule under the Securities Act or (ii) prior to such Transfer, the Company shall receive, if requested by its Board of Directors, a written opinion reasonably satisfactory in form and substance to the Company of counsel designated by such holder and reasonably satisfactory to the Company that the proposed Transfer may be effected without registration under the Securities Act. The holder of Common Stock proposed to be Transferred will pay the reasonable fees and disbursements of its counsel in connection with all opinions rendered pursuant to this Section.

         (b) The restrictions imposed by this Section 17 upon the transferability of the shares of Common Stock shall cease and terminate as to any particular security (i) when such securities shall have been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering such securities, or (ii) when, in the written opinion of counsel for the Company or counsel to any Stockholder reasonably satisfactory to the Company addressed to the Company and reasonably satisfactory in form and substance to the Company, such restrictions are no longer required in order to assure compliance with the Securities Act.

         Sec. 18.  COUNTERPARTS.

         This Agreement may be executed in separate counterparts each of which will be an original and all of which taken together will constitute one and the same agreement.

         Sec. 19.  REMEDIES.

         The parties hereto will be entitled to enforce their rights under this Agreement specifically (without posting a bond or other security), to recover damages by reason of any material breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violation of the provisions of this Agreement.

         Sec. 20.  EMPLOYMENT.

         Nothing contained in this Agreement is intended to create for any Stockholder who is employed by the Company a right to continued employment with the Company or employment in the same position or on the same terms as those currently in effect.

         Sec. 21.  NOTICES.

         Any notice or other communication in connection with this Agreement shall be deemed to be delivered and received if in writing (or in the form of a telex or telecopy) addressed as provided below (a) when actually delivered, in person, (b) when telexed or telecopied to said address, and confirmed by mail or overnight courier service, (c) in the case of delivery by mail, three business days shall have elapsed after the same shall have been deposited in the United States mails, postage prepaid and registered or certified, or (d) in the case of delivery by overnight courier service, one business day shall have elapsed after the same shall have been deposited with such courier in accordance with the standard procedures of such courier.

                  (i)  If to the Company or to Security Capital, at:

                  c/o Capital Partners
                  One Pickwick Plaza
                  Suite 310
                  Greenwich, Connecticut  06830
                  Attn:  Philip L. Fitting

                           with a copy to:

                  Edwards & Angell
                  2800 Hospital Trust Tower
                  Providence, Rhode Island 02903
                  Attn:  Christopher D. Graham, Esq.

                  (ii) If to Stanley or Lee, at the address for such Stockholder specified on Schedule 2 hereto.

                  with a copy to:

                  James P. Redding & Associates
                  170 Westminster Street
                  Providence, Rhode Island  02903
                  Attn:  James P. Redding, Esq.

                  (iii) if to any other Person who becomes a party hereto, to it at its address set forth in the Instrument of Accession signed by such party.

         Sec. 22.  CONFLICT.

         It is the intent of the parties that in the event of any conflict between the provisions of this Agreement and the Certificate of Incorporation or By-laws of the Company, the provisions of this Agreement shall be deemed to govern, and the Stockholders agree to make their best efforts necessary to cause such Certificate of Incorporation or By-laws to be amended to provide for terms and conditions substantially similar to those contained in this Agreement.

         Sec. 23.  TERMINATION.

         (a) This Agreement shall terminate as to any Stockholder, by the Transfer (other than to a Permitted Transferee or an individual Stockholder's estate) of all of his or its Common Stock and any Options in accordance with the provisions of this Agreement.

         (b) Except for Sections 4 and 12 of this Agreement, this Agreement shall terminate as to all Stockholders upon the effective date of a registration statement covering the Company's first public offering of Common Stock.

         (c) Section 4 of this Agreement shall terminate ten (10) years from the date hereof unless all parties hereto renew the same for an additional term specified in writing.

         Sec. 24.  GOVERNING LAW.

         ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT WILL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN SUCH STATE.



                         *        *       *        *        *        *        *

                [THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK]

         Sec. 25.  DESCRIPTIVE HEADINGS.

         The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed under seal by their duly authorized representatives on the day and year first above written.

                                    COMPANY:

                                    P.D. HOLDINGS, INC.


                                    By: /s/ Philip L. Fitting
                                       -------------------------------------
                                         Philip L. Fitting
                                         Chairman


                                    STOCKHOLDERS:

                                    SECURITY CAPITAL CORPORATION


                                    By: /s/ Brian D. Fitzgerald
                                       -------------------------------------

                                    Title:  Chairman of the Board
                                           ---------------------------------

                                      /s/ Warren Stanley
                                     -------------------------------------
                                     Warren Stanley

                                      /s/ Arnold Lee
                                     -------------------------------------
                                     Arnold Lee

                             List of Schedules



Schedule 1 - Instrument of Accession

Schedule 2 - Addresses for Stockholder Notices

                                   Schedule 1
                                   ----------
                                to Stockholders'
                                    Agreement
                                    ---------


                             Instrument of Accession


         Reference is made to that certain Stockholders' Agreement dated as of May 17, 1996, a copy of which is attached hereto (as amended and in effect from time to time, the "Stockholders' Agreement"), among P.D. Holdings, Inc., a Delaware corporation (the "Company"), and the persons set forth therein.

         The undersigned, , in order to become the owner or holder of shares (the "Shares") of Common Stock, $.01 par value per share, of the Company, hereby agrees that by the undersigned's execution hereof, the undersigned shall become a party to the Stockholders' Agreement subject to all of the restrictions, conditions and obligations applicable to stockholders set forth in the Stockholders' Agreement. This Instrument of Accession shall take effect and shall become a part of said Stockholders' Agreement immediately upon execution.

         Executed as of the date set forth below under the laws of the State of Delaware.


                                  Signature:
                                            --------------------------------
                                  Address:
                                            --------------------------------
                                  To Which
                                  Stockholder:
                                               -----------------------------
                                  Notices Sent Date:
                                                     -----------------------

Accepted:

P.D. HOLDINGS, INC.


By:
   -------------------------------------
Title:
   -------------------------------------
Date:
   -------------------------------------

                                 Schedule 2
                                 ----------
                              to Stockholders'
                                 Agreement
                      Addresses for Stockholders Notices
                      ----------------------------------



Warren Stanley
507 Lillian Drive
Madiera Beach, FLA


Arnold Lee
61 Wedgewood Drive
Seekonk, MA  02771-3418